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                                                                      EXHIBIT 99

                                                  September 21, 1994


Duke Realty Investments, Inc.
8888 Keystone Crossing, Suite 1200
Indianapolis, Indiana  46240

     Re:  Duke Realty Investments, Inc. - Prospectus Supplement
          Dated September 21, 1994
          -----------------------------------------------------

Gentlemen:

          We have acted as special tax counsel to Duke Realty Investments, Inc. (the "Company") with respect to the preparation of a Shelf Registration Statement and Prospectus Supplement filed with the Securities and Exchange Commission on August 10, 1994 and September 2, 1994 respectively, both as amended to the date hereof. In connection therewith, you have requested our opinion with respect to the Company's continued qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). All capitalized terms used herein have their respective meanings as set forth in the Shelf Registration Statement and Prospectus Supplement unless otherwise stated. The Company is an Indiana corporation which has qualified as a real estate investment trust ("REIT"), within the meaning of
Section 856(a) of the Code, for each of its taxable years from and including the first taxable year for which it made an election to be taxed as a REIT, and intends to continue to so qualify.

          In rendering the opinion stated below, we have examined and relied, with your consent, upon the following:

            (i) The Initial Prospectus of the Company, dated September 27, 1993, the Shelf Registration Statement and the Prospectus Supplement, and all amendments thereof to date;

           (ii) The First Amended and Restated Agreement of Limited Partnership of the Operating Partnership;

          (iii) The First Amended and Restated Agreement of Limited Partnership of the Services Partnership;

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           (iv)     Such other documents, records and instruments as we have
deemed necessary in order to enable us to render the opinion referred to in this letter.

          In our examination of the foregoing documents, we have assumed, with your consent, that (i) all documents reviewed by us are original documents, or true and accurate copies of original documents, and have not been subsequently amended, (ii) the signatures on each original document are genuine, (iii) each party who executed the document had proper authority and capacity, (iv) all representations and statements set forth in such documents are true and correct,
(v) all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms and (vi) the Company, the Operating Partnership and the Services Partnership at all times will be organized and operated in accordance with the terms of such documents. We have further assumed the accuracy of the statements and descriptions of the Company's, the Operating Partnership's and the Services Partnership's intended activities as described in the Initial Prospectus, the Shelf Registration Statement and the Prospectus Supplement.

          For purposes of rendering the opinion stated below, we have also assumed, with your consent, the accuracy of the representations contained in the Certificate of Representations dated September 21, 1994 provided to us by the Company, the Operating Partnership and the Services Partnership. These representations generally relate to the classification and operation of the Company as a REIT and the organization and operation of the Operating Partnership and the Services Partnership. Our opinion is further conditioned upon either (a) the Company's receipt of a ruling letter from the Internal Revenue Service ("IRS") which concludes that either (i) the allocations of gross income of the Services Partnership will be respected for purposes of determining the gross income of the Operating Partnership and the Company from sources other than those listed in Section 856(c) (2) and (3) of the Code, or (ii) the Company's and the Operating Partnership's distributive shares of the gross income of the Services Partnership will be in proportion to their respective percentage shares of the capital interests of the partners of the Services Partnership or (b) if the foregoing IRS ruling is not obtained, the Company taking any steps necessary, including the possibility of having the Operating Partnership return a portion of the income and cash received from the Services Partnership to DMI, to ensure that the Operating Partnership's and DSI's pro-rata share of the gross income of the Services

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Partnership, based on their shares of net income of the Services Partnership, for no taxable year will be in excess of 4.5% of the gross income of the Operating Partnership.

          Based upon and subject to the foregoing, we are of the opinion that assuming the Company was organized in conformity with and has satisfied the requirements for qualification and taxation as a REIT under the Code for each of its taxable years from and including the first taxable year for which the Company made the election to be taxed as a REIT, the proposed methods of operation of the Company, the Operating Partnership and the Services Partnership as described in the Shelf Registration and Prospectus Supplement and as represented by the Company, the Operating Partnership and the Services Partnership will permit the Company to continue to qualify to be taxed as a REIT for its current and subsequent taxable years.

          The opinion set forth in this letter represents our conclusion as to the application of federal income tax laws existing as of the date of this letter to the transactions described herein. We can give no assurance that legislative enactments, administrative changes or court decisions may not be forthcoming that would modify or supersede our opinions. Moreover, there can be no assurance that positions contrary to our opinions will not be taken by the IRS, or that a court considering the issues would not hold contrary to such opinions. Further, the opinion set forth above represents our conclusion based upon the documents, facts and representations referred to above. Any material amendments to such documents, changes in any significant facts or inaccuracy of such representations could affect the opinions referred to herein. Although we have made such inquiries and performed such investigations as we have deemed necessary to fulfill our professional responsibilities as special tax counsel, we have not undertaken an independent investigation of the facts referred to in this letter.

          We express no opinion as to any federal income tax issue or other matter except those set forth or confirmed above.

                                             Very truly yours,



                                             /s/ Rogers & Wells